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Exhibit 5.1

July 18, 2007

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111

  Re:
  Iron Mountain Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

        We are rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed today by Iron Mountain Incorporated, a Delaware corporation (the "Company"), IM Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and the subsidiary guarantor registrants listed in the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act as set forth in the final prospectuses that form part of the Registration Statement (each, a "Prospectus"), and as to be set forth in one or more final supplements to the Prospectus (each, a "Prospectus Supplement") of the following securities (the "Registered Securities"): (i) debt securities of the Company (the "Debt Securities"), which may be guaranteed (the "Subsidiary Guarantees") by certain present and future wholly owned domestic subsidiaries of the Company (the "Subsidiary Guarantors"); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the "Preferred Shares"); (iii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares"), evidenced by depositary receipts therefor (the "Depositary Receipts"); (iv) shares of common stock, $0.01 par value per share, of the Company (the "Common Shares"); (v) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares (the "Warrants"); (vi) preferred securities of the Trust (the "Trust Preferred Securities"); (vii) the Company's guarantee with respect to the Trust Preferred Securities (each a "Trust Guarantee" and, collectively, the "Trust Guarantees"); (viii) the Company's stock purchase contracts (the "Stock Purchase Contracts") to purchase Common Shares at a future date; and (ix) the Company's stock purchase units (the "Stock Purchase Units"), consisting of a Stock Purchase Contract and Debt Securities, Trust Preferred Securities or debt obligations of third parties securing the holders' obligations to purchase the Common Shares under the Stock Purchase Contract. The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.1 to the Registration Statement. As used in this opinion, the term "Registration Statement" includes, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto); the term "Convertible Registered Securities" means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

        In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

        We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and each Prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), and By-laws, (ii) in the case of the Subsidiary Guarantees, in accordance with all applicable laws and the Subsidiary Guarantors' charters and by-laws, and (iii) not in conflict with any contractual or other restrictions which are binding on the Company, and that, without limiting the generality of the foregoing, any agreements or instruments that are hereafter required to be filed as an exhibit to the Registration Statement will be properly filed by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

        We have also necessarily assumed in connection with the opinions expressed below that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) a Prospectus Supplement will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Registered Securities offered thereby; (iii) the Company's Board of Directors (the "Board"), and, if applicable, the Subsidiary Guarantors' Board of Directors, or a duly authorized committee thereof, shall have duly adopted final resolutions (the "Final Resolutions") authorizing the issuance and sale of the applicable Registered Security as contemplated by the Registration Statement, a Prospectus, the applicable Prospectus Supplement and any applicable Principal Document (as defined below); (iv) evidence of each Registered Security shall have been duly executed, countersigned, authenticated and registered, as required by the applicable Principal Document and Final Resolution for that Registered Security, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which shall, in any event, be an amount at least equal to the par value, if any, thereof), as provided in the Registration Statement, a Prospectus and the applicable Prospectus Supplement, Principal Document and Final Resolutions for such Registered Security; (v) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) any Underlying Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) with respect to any Common Shares or Preferred Shares offered, or any Convertible Registered Securities as to which Common Shares or Preferred Shares are the related Underlying Registered Securities that, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares or Preferred Shares, as the case may be, under the Certificate that will be unissued and not otherwise reserved for issuance.

        To the extent that the obligations of the Company under each Indenture or any Depositary Agreement, Warrant Agreement, Guarantee Agreement, Stock Purchase Contract Agreement or Stock Purchase Unit Agreement (each as defined below and collectively, the "Principal Documents") may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each Trustee, Depositary, Warrant Agent, Guarantee Trustee, Stock Purchase Contract Agent and Stock Purchase Unit Agent (each as defined below) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Principal Document to which it is a party; (ii) each Trustee, Depositary, Warrant Agent, Guarantee Trustee, Stock Purchase Contract Agent and Stock Purchase Unit Agent will be in compliance with all applicable laws and regulations, with respect to acting as a trustee or agent under each applicable Principal Document; and (iii) each Principal Document will be the valid and binding agreements of each party thereto (other than the Company), enforceable against such parties in accordance with their respective terms.

        This opinion is limited solely to the laws of the State of New York, as applied by courts located in the State of New York, the laws of The Commonwealth of Massachusetts, as applied by courts located in The Commonwealth of Massachusetts, the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions, and the corporate and limited liability company laws of the State of Delaware to the extent indicated in this paragraph. Although we are not admitted to practice before the Bar of the State of Delaware, we are generally familiar with the laws of the State of Delaware pertaining to corporate and limited liability company matters, and, to the extent that conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act as currently in effect, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and on our knowledge of interpretations of analogous laws of the State of New York. We express no opinion as to state securities or blue sky laws. Insofar as this opinion involves matters of Connecticut law we have, with your permission, relied solely on the opinion of Gesmer Updegrove LLP dated July 18, 2007, a copy of which we understand you are filing herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

        Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to the following general qualifications: (a) the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally creditors' rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief; (b) enforcement of any rights may be subject to an implied duty to take action and make determinations on a reasonable basis and in good faith; (c) we express no opinion as to the effectiveness of prospective waivers of rights to notice or a hearing, or other rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, or provisions granting indemnity or a right of contribution (which may be limited by federal or state securities laws or public policy), or provisions purporting to establish evidentiary standards; and (d) enforceability may be limited by the following general principles of contract law: (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, and (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange.

        Based on and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof:

          1.     Each series of Debt Securities and the Subsidiary Guarantees, if any, will be validly issued and binding obligations of the Company and the Subsidiary Guarantors when (i) the indentures incorporated by reference as Exhibits 4.3, 4.4, 4.5 and 4.6 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Trustee"). If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

          2.     Each series of Preferred Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving a Certificate of Designation setting forth the terms of such series of Preferred Shares, including establishing a sufficient quantity thereof and setting forth the preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the Final Resolutions for such series of Preferred Shares; and (ii) the Certificate of Designation shall have been duly executed and filed with and accepted for record by the Department of State of the State of Delaware. If such Preferred Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Preferred Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

          3.     The Depositary Shares will be validly issued, fully paid and non-assessable by the Company and the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the conditions set forth in paragraph 2 above with respect to the related Preferred Shares are met; (ii) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more depositary agreements, including a form of Depositary Receipt set forth therein or related thereto (each, a "Depositary Agreement"), relating to such Depositary Shares, between the Company and a financial institution identified therein as depositary (each, a "Depositary"); (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the Depositary; and (iv) the related Preferred Shares shall have been duly deposited with the Depositary under the Depositary Agreement.

          4.     The Common Shares will be validly issued, fully paid and non-assessable by the Company. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

          5.     The Warrants will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more warrant agreements, including a form of warrant set forth therein or related thereto (each, a "Warrant Agreement"), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"); and (ii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent. If such Warrants are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Warrants, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

          6.     The Trust Guarantees will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more guarantee agreements, ("Guarantee Agreement"), establishing the terms and conditions of such Trust Guarantees, between the Company and a financial institution identified therein as guarantee trustee ("Guarantee Trustee"); and (ii) the applicable Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee.

          7.     The Stock Purchase Contracts will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more stock purchase agreements, ("Stock Purchase Contract Agreement"), establishing the terms and conditions of such Stock Purchase Contract, between the Company and a financial institution identified therein as stock purchase contract agent ("Stock Purchase Contract Agent"); and (ii) the applicable Stock Purchase Contract Agreement shall have been duly executed and delivered by the Company and the Stock Purchase Contract Agent.

          8.     The Stock Purchase Units will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more stock purchase agreements ("Stock Purchase Unit Agreement") covering the Stock Purchase Units, establishing the terms and conditions of such Stock Purchase Units, between the Company and a financial institution identified therein as stock purchase unit agent ("Stock Purchase Unit Agent"); and (ii) the Stock Purchase Agreement shall have been duly executed and delivered by the Company and the Stock Purchase Unit Agent.

        All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in each Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Sullivan & Worcester LLP SULLIVAN & WORCESTER LLP

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Exhibit 5.1